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                            HYDROGENICS CORPORATION

                          FORM OF PROXY FOR THE ANNUAL
               MEETING OF SHAREHOLDERS TO BE HELD ON MAY 30, 2003

        THIS PROXY IS SOLICITED BY MANAGEMENT OF HYDROGENICS CORPORATION

The undersigned shareholder of HYDROGENICS CORPORATION (the "Company") hereby appoints Pierre Rivard, President and Chief Executive Officer of the Company or, failing him, Jonathan I. Lundy, Vice President, General Counsel and Corporate Secretary of the Company or, instead of either of them, as proxy for the
undersigned, with the power of substitution, to attend at the ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON MAY 30, 2003 (the "Meeting") and at any adjournment thereof, to act for and on behalf of the undersigned and to vote the shares of the undersigned and to cast the number of votes the undersigned would be entitled to cast if personally present at the Meeting as follows:

                                1.  The election of the following nominees as
                                   directors for a term expiring at the annual meeting of shareholders of the Company to be held in 2006.

                                       Wesley Twiss              -    For   -    Against
                                       Pierre Rivard             -    For   -    Against
                                       V. James Sardo            -    For   -    Against

                                2. The election of the following nominee as a director for a term expiring at the next annual meeting of shareholders of the Company.

                                       Frank Colvin              -    For   -    Against

                                3. To vote on the following resolution to amend the Company's stock option plan by increasing the aggregate number of common shares available under the plan by 3,500,000 from 4,641,000 to 8,141,000:

                                   "RESOLVED, that the Company's stock option plan shall be amended to provide that the number of common shares of the Company issuable pursuant to the exercise of options under the Company's stock option plan be increased by an additional 3,500,000 common shares such that a total of 8,141,000 common shares shall be authorized for issuance under the Company's stock option plan."

                                  For    Against

                                4. The re-appointment of PricewaterhouseCoopers LLP, Chartered Accountants, as independent auditors of the Company and the authorization of the Audit Committee of the Board of Directors to fix the remuneration of the auditor for the ensuing year.

                                  For    Against

                                DISCRETIONARY AUTHORITY IS HEREBY CONFERRED BY THE UNDERSIGNED ON THE PROXYHOLDER NAMED HEREIN WITH RESPECT TO AMENDMENTS OR VARIATIONS TO ANY OF THE ABOVE MATTERS AND TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                DATED this    day of   , 2003.

                                      ----------------------------      ----------------------------
                                        Signature of Shareholder         Signature if held Jointly

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                               PROXY INSTRUCTIONS

1. The shares represented by this proxy will be voted or withheld from voting on any ballot that may be called for at the Meeting in the manner specified herein by a shareholder. IF INSTRUCTIONS ARE NOT GIVEN WITH RESPECT TO ANY PARTICULAR MATTER AND EITHER PIERRE RIVARD OR JONATHAN LUNDY IS APPOINTED PROXYHOLDER, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH SUCH MATTER.

2. EACH SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND, ACT AND VOTE ON HIS OR HER BEHALF OTHER THAN THE PERSONS DESIGNATED ABOVE. SUCH RIGHT MAY BE EXERCISED BY INSERTING IN THE SPACE PROVIDED THEREFOR THE NAME OF THE PERSON TO BE APPOINTED OR BY USING ANOTHER FORM OF PROXY.

3. This proxy must be dated and signed by the shareholder or his or her attorney authorized in writing or, where the shareholder is a Company, must be executed under its corporate seal or be signed by a duly authorized officer or attorney of the Company. If this proxy is executed by an attorney for an individual shareholder or by an officer or attorney of a corporate shareholder not under its corporate seal, the instrument so empowering the officer or officers or the attorney, as the case may be, or a notarial copy thereof, should accompany the proxy.

4. If a shareholder's shares are registered in the name of a broker or other market intermediary, a proxy will not be valid unless signed by the registered holder. If you are a shareholder and have received this proxy from a broker or other market intermediary in whose name the shares are registered, the signed proxy must be returned to such broker or other intermediary for further handling. Please refer to the instruction form of the broker or other market intermediary enclosed with this form of proxy.

5. If this proxy is not dated in the space provided therefore, it shall be deemed to bear the date on which it was mailed by the management of the Company.

6. This proxy must be delivered to the Company care of CIBC MELLON TRUST CORPORATION, 200 QUEENS QUAY EAST, UNIT 6, TORONTO, ONTARIO, M5A 4K9,
    ATTENTION: PROXY DEPARTMENT or should be delivered to Jonathan Lundy, Vice President, General Counsel and Corporate Secretary of the Company at 5985 McLaughlin Road, Mississauga, Ontario, L5R 1B8, not later than 5:00 p.m. (Toronto time) on the last business day preceding the Meeting or any adjournment thereof, provided that the Chairman of the meeting has discretion to accept proxies after such time and up to the time of voting at the Meeting or any adjournment thereof.

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